Exhibit 99.1

FingerMotion Announces Updates of their Big Data Analytics Arm, Sapientus

NEW YORK, NY August 23, 2022 (ACCESSWIRE) - FingerMotion, Inc. (Nasdaq: FNGR) (the “Company” or “FingerMotion”), a mobile data, services, and big data analytics company is pleased to report several key milestones in relation to its subsidiary, Finger Motion Financial Company Limited's big data analytics arm branded "Sapientus".

Over the past year, we have deepened the Company’s determined commitment toward working with partners in elucidating consumer insights via big data algorithm and applying behavioral analytics to the fintech sector in sparking new innovations & commercial applications. The following updates capture the most recent accomplishments and milestones:

●	Strengthening partnership network - The Company has signed a new agreement to advance to the next phase of collaboration with Pacific Life Re in Asia.

●	Upgrade of analytic engine - As part of its ongoing model development effort, the Company has enriched its algorithms with more elaborative auxiliary data, which, in conjunction with its existing information system and records, will lend transformational support and capabilities to its analytics, empowering more precise and robust results that are suited for commercial applications. The collaborative research studies with leading industry partners have enhanced and validated the Company’s analytic framework and insurance risk rating services platform, which is now ready for deployment to the wide insurance and financial services industry.

●	API rollout for market adoption - The Company’s risk rating services platform is built on an application programming interface (API) structure that is integrated with its partners’ core systems, linked to an underlying data repertoire and analytic framework that facilitates real-time rating feedback to insurance companies. Regular API upgrades and enhancements enable greater flexibility in tightening service integration and broadening commercial opportunities with the Company’s partners.

●	Official patent recognition - Over the past two years, Sapientus has been granted seven patents by the National Copyright Administration of China (NCAC) for the abovementioned model algorithms and technological infrastructure as well as insurance-oriented applications, for example, Risk Rating API Design, Insurance Risk Assessment Platform and Insurance Fraud Detection System (two other applications are still pending approval). NCAC is the governing body for patent and copyright verification and approval in China. The Company’s successful applications for these patents validates Sapientus’ continuing innovation in data science and its application in the field of insurance, finance and beyond, demonstrating the Company’s active participation and contributions to the industry.

“Our risk rating API platform is the foundational end product built upon collaborative research conducted with our core partners over the course of the past year,” said Martin Shen, CEO of FingerMotion. “We look forward to leveraging this significant achievement and look to realize many more innovation possibilities across the commercialization spectrum.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China's largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "should," "estimate," "expect," "hope," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.